Exhibit 10.1
STATE NATIONAL BANCSHARES, INC.
August 4, 2006
Mr. Eddie Schulz
5412 76th Street
Lubbock, Texas 79424
Re: Retention Incentive Award & Non-Competition Agreement
Dear Mr. Schulz:
          As you know, on June 12, 2006, State National Bancshares, Inc. (the “Company”) entered into an Agreement and Plan of Merger By and Between Banco Bilbao Vizcaya Argentaria, S.A. and the Company (the “Merger Agreement”) whereby a subsidiary of Banco Bilbao will be merged with and into the Company (the “Merger”).
          We are pleased to inform you that you have been selected to participate in the Company’s executive retention and severance protection program, subject to the terms and conditions set forth below. Pursuant to the program, you will have an opportunity to earn either a retention bonus (“Retention Incentive”) or a Severance Payment (“Severance Payment”), as described below.
          You acknowledge that you have had and will continue to have a prominent role in the Company in and the development of goodwill of the Company and its subsidiaries, and that you have established and developed and will continue to establish and develop relations and contacts with the principal customers and suppliers of the Company and its subsidiaries in Texas and New Mexico, all of which constitute valuable goodwill of, and could be used by you to complete fairly with, the Company and its affiliates. Furthermore, in the course of your employment with the Company, you have obtained and will continue to obtain confidential and proprietary information and trade secrets concerning the business and operations of the Company and its affiliates that could be used to complete unfairly with the Company and its affiliates. Accordingly, you agree to comply with the covenants relating to non-competition, non-solicitation and non-disclosure contained in this letter agreement.
RETENTION INCENTIVE AWARD OR SEVERANCE PAYMENTS ON A TERMINATION WITHOUT CAUSE
          Retention Incentive. In consideration of your continued employment with the Company and your execution and compliance with the non-competition, non-solicitation and non-disclosure restrictions below, you are eligible to receive a Retention Incentive payment equal to $75,000. In all cases, payment of the Retention Payments will be subject to your continued employment with the Company until the one-year anniversary of the closing of the Merger. Provided you remain so employed, your Retention Incentive payment will be made to you in one lump sum as soon as reasonably practicable following the one year anniversary of the closing. In the event of your employment with the Company terminates for any reason prior to the one year anniversary of the Merger, you will not be entitled to payment of any portion of the Retention Incentive.
          Severance Payment. In the event that your employment with the Company is terminated by the Company without Cause (as defined below) prior to the first anniversary of the closing of the Merger, you will be entitled to receive a Severance Payment in lieu of the Retention Incentive Payment equal to $75,000. Payment of the Severance Payment will be made in one lump sum within 30 days following your termination of employment. Such Severance Payment shall replace and supersede in its entirety any other severance plans, policies or programs maintained by the Company. In the event of your termination for any reason at any time after the one year period following the closing of the merger by the Company without Cause, you will not be entitled to any severance or other payment or benefit under this letter agreement.
NON-COMPETITION, NON-SOLICITATION & NON-DISCLOSURE RESTRICTIONS
          During the period of your employment with the Company (the “Restriction Period”), you shall not, directly or indirectly, for your own account or for the account of any other person, firm or entity:
(i) become employed by, engage in business with, serve as an agent or consultant to, or become a partner, member, principal or stockholder (other than a holder of less than 5% of the outstanding voting shares of any publicly held company) of, any person, firm or entity that competes or has a reasonable potential for competing with any part of the business of the Company or any of its subsidiaries, anywhere in Texas or New Mexico where the Company or any of its subsidiaries conducts business during your employment with the Company;
(ii) solicit for employment, employ or otherwise interfere with the relationship of the Company or any of its affiliates with any person who is or was employed by or otherwise engaged to perform services for the Company or any of its affiliates at any time during which you are employed by the Company; and
(iii) solicit or otherwise attempt to establish any business relationship of a nature that is competitive with the business or relationship of the Company or any of its affiliates with any person, firm or entity which is or was a customer, client or distributor of the Company or any of its affiliates at any time during which you are employed by the Company, other than any such solicitation on behalf of the Company or any of its affiliates during your employment with the Company.
          Unauthorized Disclosure. During the Restriction Period and following the term of this Agreement, except where required by law, statute, regulation or rule of any governmental body or agency, or pursuant to a subpoena or court order, you shall not, directly or indirectly, for your own account or for the account of any other person, firm or entity, use or disclose any confidential or proprietary trade secrets, customer lists, drawings, designs, information regarding product development, marketing plans, sales plans, management organization information (including but not limited to data and other information relating to members of the Board or the Board of Directors of any of the Company’s affiliates or to management of the Company or any of its affiliates), operating policies or manuals, business plans, financial records, packaging design or other financial, commercial, business or technical information (a) relating to the Company or any of its affiliates or (b) that the Company or any of its affiliates may receive belonging to suppliers, customers or others who do business with the Company or any of its affiliates (collectively, “Confidential Information”) to any third person unless such Confidential Information has been previously disclosed to the public or is in the public domain (other than by reason of your breach of this paragraph).

          For purposes of this letter agreement, the term “Cause” means any one or more of the following conduct by you: (i) dishonesty, fraud, gross negligence in the performance of your duties hereunder or engaging in willful misconduct (ii) willful and continued failure to perform your duties assigned to you (iii) the commission of a felony or any crime involving moral turpitude, or (iv) any breach by you of any of the restrictive covenants in this or any other agreement between the you and the Company; provided that (x) the Company shall have delivered written notice to you of the Company’s intention to terminate your employment for Cause, which notice specifies the circumstances claimed to give rise to the Company’s right to terminate your employment for Cause, and you shall have failed to cure such circumstances (if such circumstances are reasonably susceptible to cure) to the reasonable satisfaction of the Company within 10 days of the date of such notice and (y) the Company delivers a notice of termination of employment to you within 10 days following your failure to cure such circumstances within the time period specified above.
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          Your employment pursuant to this letter agreement is not a guarantee of employment. The Company may terminate your employment with or without cause and at any time. You are an at-will employee of the Company.
          This letter agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof, and all promises, representations, understandings, arrangements and prior arrangements relating to such subject matter are merged herein and superseded hereby.
          This letter agreement shall be binding on and inure to the benefit of the Company and its successors and permitted assigns. This letter agreement shall also be binding on and inure to the benefit of you and your heirs, executors, administrators and legal representatives.
          This letter agreement shall be governed by and construed in accordance with the laws of the State of Texas without reference to principles of conflicts of laws which would require the application of the laws of another jurisdiction.
          If you are in agreement with the foregoing, please sign the enclosed copy of this letter agreement indicated below and return a signed copy to Tom Nichols, at 4500 Mercantile Plaza, Suite 300, Fort Worth, Texas 76160 within 10 days of your receipt of this letter agreement. This letter agreement shall become effective upon receipt by the Company of the executed copy of this letter agreement.

STATE NATIONAL BANCSHARES, INC.
By:	/s/ Tom Nichols
Tom Nichols
Chairman & CEO

Accepted and agreed this
17th day of August, 2006
/s/ Eddie Schulz

Mr. Eddie Schulz
5412 7th Street
Lubbock, Texas 79424

STATE NATIONAL BANCSHARES, INC.
August 8, 2006
Re: Amendment of the Retention Incentive Award & Non-Competition Agreement
To Whom It May Concern:
     You are receiving this letter (the “Letter”) because you have been selected to participate in State National Bancshares’ (the “Company”) executive retention and severance protection program, the terms and conditions of which are set forth in the Retention Incentive Award & Non-Competition Agreement (the “Agreement”), dated August 4, 2006, of which you acknowledge you are in receipt. This Letter amends the definition of “Cause” under the Agreement.
     The paragraph beginning “For purposes of this letter agreement, the term “Cause” means any one or more of the following conduct...” is hereby amended by inserting the following at the end of the first sentence of that paragraph:
“Notwithstanding the foregoing, the following shall not constitute “Cause”: (i) your failure to accept a Company-requested relocation of your principal place of business to more than 50 miles from your current place of place of business, or (ii) your failure to accept a substantial and significant diminution in compensation, job title or position from your current compensation, job title or position.”
Accordingly, if your employment is terminated by the Company prior to the one year anniversary of the closing of the Merger (as defined in the Agreement) pursuant to (i) or (ii) as stated above, you will be entitled to the Severance Payment specified in the Agreement.
This Letter, together with the Agreement, shall contain the entire understanding of the parties with respect to its subject matter. There are no restrictions, agreements, promises, representations, warranties, covenants or undertakings with respect to the subject matter hereof other than those expressly set forth herein and in the Agreement.
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STATE NATIONAL BANCSHARES, INC.
By:	/s/ Tom Nichols
	Name:	Tom Nichols
	Title:	Chairman & CEO